SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                February 13, 2006


                          ELITE FLIGHT SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      001-31231               26-0003788
          --------                      ---------               ----------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


     710 Third Street, Suite 200, Roanoke, Virginia                24061
        (Address of principal executive offices)                 (Zip code)


       Registrant's telephone number, including area code: (540) 345-3358


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02.  Departure of Directors or Principal Officer;  Election of Directors;
Appointment of Principal Officers.

      Effective February 13, 2006, the sole director of Elite Flight Solutions, Inc., a Delaware corporation (the "Company") appointed Dimple Hobbs and Jose Romero to fill the vacancies on the Board of Directors of the Company.

Dimple Hobbs
      From June 2003 until July 2004, Ms. Hobbs served as Vice President of Operations and Compliance of AIM American Mortgage, Inc. In July 2004, Ms. Hobbs was appointed President of AIM American Mortgage, Inc. In 2005, Ms. Hobbs established and became President of AIM American Real Estate, Inc. In these capacities, Ms. Hobbs is responsible for all aspects of mortgage loan and real estate sales functions, including the preparation, processing and funding of real estate, commercial, SBA and consumer loan requests of varying sizes and complexity. From May 2000 until June 2003, Ms. Hobbs served as
Acquisition/Special Projects Manager (Commercial Loan Administration) of Washington Mutual Bank (f/n/a Bank United). In this capacity, Ms. Hobbs was responsible for the transfer of all commercial real estate loan portfolios acquired by the bank, inclusive of electronic data transfer, receipt and setup of collateral/servicing files and the reconciliation of bank balances. In addition, Ms. Hobbs was responsible for the supervision of collateral document and servicing file scrubs, as well as due diligence reviews of potential portfolio acquisitions. In this capacity, Ms. Hobbs performed audits and due diligence as a commercial portfolio acquisition and securitization underwriter. From July 1998 until May 2000, Ms. Hobbs served as Portfolio Analyst Financial Markets at Washington Mutual Bank, where she analyzed, monitored and reported to management on the debt performance of bank owned and securitized commercial real estate loans. From January 2000 until May 2003, Ms. Hobbs served as a loan officer at Hunter Mortgage Company and was responsible for customer acquisitions and retention and structuring and closing loans. From May 1996 until July 1998, Ms. Hobbs served as the Office Manager and Accountant of Applied Voice Recognition, Inc. From January 1978 until February 1996, Ms. Hobbs served as Compliance Officer and Assistant Vice President for Comerica Bank, Texas (f/k/a Lockwood National Bank). Ms. Hobbs has served as a member of the Board of Directors of Bio-One Corporation since December 2005. Ms. Hobbs received an Associate of Applied Science from San Jacinto College.

Jose Romero
      From April 2003 to the present, Mr. Romero has served as a mortgage broker at AIM American Mortgage, Inc. From August 1999 until March 2002, Mr. Romero served as a residential loan officer at American Capital Funding Corporation. From May 1989 until May 1998, Mr. Romero served as the Director of Sales and Hispanic Marketing at Sterling McCall Toyota Dealership in Houston, Texas. From June 1970 until May 1988, Mr. Romero served as the Retail Cars Sales Manager at Joe Myers Ford dealership in Houston, Texas.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 23, 2006                          ELITE FLIGHT SOLUTIONS, INC.


                                                 By:    /s/ Bruce Edwards
                                                        -----------------
                                                 Name:  Bruce Edwards
                                                 Title: Chief Executive Officer


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